As filed with the Securities and Exchange Commission on January 5, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISCONSIN ELECTRIC POWER COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin

(State or other jurisdiction of
incorporation or organization)

39-0476280
(I.R.S. Employer
Identification Number)

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Schubilske

Vice President and Treasurer

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Erickson
Director – Legal Services – Corporate and Finance
Wisconsin Electric Power Company
231 West Michigan Street, P.O. Box 2046
Milwaukee, Wisconsin 53201
(414) 221-2544

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
	Amount to be		Offering Price		Aggregate Offering		Amount of
Title of Each Class of Securities to be Registered	Registered		per Unit		Price		Registration Fee
Debt Securities		(1)(2)		(1)	$1,000,000,000	(2)	$124,500	(3)

(1)	Not applicable pursuant to the Note following the Calculation of Registration Fee Table and General Instruction II.D. to Form S-3, which provide that only the maximum aggregate offering price for all classes of securities to be registered need be specified.

(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all securities not to exceed $1,000,000,000, exclusive of any accrued interest.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), at the statutory rate of $124.50 per million of the maximum aggregate offering price in effect at the time of filing. Pursuant to Rule 457(p) of the Securities Act, $66,540 of this amount is being paid with the filing of this registration statement; the balance is paid by offset of $57,960 of the filing fee paid with Wisconsin Electric Power Company’s registration statement on Form S-3 (No. 333-192041), which was filed on November 1, 2013, and amended on November 19, 2013, associated with $450,000,000 of unsold securities registered on that registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 5, 2018

PROSPECTUS

$1,000,000,000

WISCONSIN ELECTRIC POWER COMPANY

Debt Securities

Wisconsin Electric Power Company may issue and sell debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any debt securities that we issue or sell.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2018.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Electric” refer to Wisconsin Electric Power Company and its subsidiary, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer to the public the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular debt securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, ranking, maturity and other terms of any debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the debt securities, together with the names and compensation of the underwriters, if any, through whom the debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of Wisconsin Electric involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

1

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2016, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN ELECTRIC POWER COMPANY

Wisconsin Electric Power Company, a subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”), was incorporated in the State of Wisconsin in 1896. Our principal executive offices are located at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin, 53201, and our telephone number is (414) 221-2345.

We derive revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. We have combined common functions with Wisconsin Gas LLC, another subsidiary of WEC Energy Group, and operate under the trade name “We Energies.” We conduct our business primarily through our utility reportable segment.

Effective January 1, 2017, our customers (other than the iron ore mine owned by Tilden Mining Company (“Tilden”)) and electric distribution assets located in the Upper Peninsula of Michigan were transferred to Upper Michigan Energy Resources Corporation (“UMERC”), a new stand-alone utility subsidiary of WEC Energy Group. Tilden will remain our customer until new generation being built by UMERC is placed in commercial operation. Effective January 1, 2017, we transferred our investment in American Transmission Company LLC to another subsidiary of WEC Energy Group.

In addition, Bostco LLC is our non-utility subsidiary that developed and invested in real estate.  In March 2017, we sold substantially all of the remaining assets of Bostco.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our debt securities (a) to fund, or repay short-term debt incurred to fund, our continuing construction program to provide services to new and existing utility customers in our service area and to improve and modernize our facilities, (b) to repay and/or refinance debt, (c) for investments, and/or (d) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2017		2016		2015		2014		2013		2012
Ratio of Earnings to Fixed Charges	3.1	x	3.1	x	3.2	x	3.3	x	3.0	x	3.0	x

For these ratios, “earnings” is determined by adding (a) pre-tax income (less undistributed earnings of equity investees) and (b) fixed charges. “Fixed charges” consists of interest charges on our long-term and short-term debt (including the estimated interest component of rental expense), capitalized interest and amortization of debt expenses.

2

DESCRIPTION OF DEBT SECURITIES

We will issue any new debt securities, which will be our direct unsecured general obligations, in one or more series under the indenture between us and U.S. Bank National Association (as successor to Firstar Trust Company), as trustee, dated as of December 1, 1995, and under a securities resolution, which may be in the form of a resolution or a supplemental indenture, authorizing the particular series. At September 30, 2017, the aggregate principal amount of debt securities outstanding under the indenture was approximately $2.7 billion. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part or other filings incorporated by reference in this prospectus. The securities resolution for each series of debt securities issued and outstanding also has been or will be filed, or incorporated by reference, as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict the total amount of debt that we or our subsidiaries may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Most of our fixed properties and franchises are subject to the lien of the Mortgage and Deed of Trust dated October 28, 1938, between us and U.S. Bank National Association (as successor to First Wisconsin Trust Company), as trustee, which we refer to in this prospectus as the first mortgage bond indenture, under which we may issue first mortgage bonds. See “Certain Covenants” below for additional information.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

3

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether the covenant referred to below under “Limitations on Liens” applies and whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

4

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in the applicable prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate, in a form we specify to comply with United States laws and regulations, is presented to us.  (Section 2.04)

A holder of debt securities registered with our registrar may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Certain Covenants

The debt securities will not be secured by any properties or assets and will represent our unsecured debt. The indenture does not limit the amount of unsecured debt that we can incur. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

As discussed below, the indenture includes limitations on our ability to create liens. These limitations will apply if the securities resolution establishing the terms of a series so provides. If applicable, the limitations are subject to a number of qualifications and exceptions. As of September 30, 2017, we had no first mortgage bonds or other secured debt outstanding. The indenture does not limit the amount of debt securities we can issue under it and does not limit our ability to issue first mortgage bonds in the future or to enter into sale and leaseback transactions. As of September 30, 2017, we estimate that we would be permitted to issue up to approximately $7.8 billion of first mortgage bonds under the existing terms of the first mortgage bond indenture. As there are no bonds presently outstanding under the first mortgage bond indenture, there are no consents required or other restrictions on our ability to amend the first mortgage bond indenture for any purpose, including to permit the issuance of a greater amount of first mortgage bonds than would be permitted under the existing terms of the first mortgage bond indenture.

The covenant regarding limitations on liens described below will apply to a series of debt securities to the extent indicated in the related prospectus supplement. Any obligations under that covenant are subject to termination upon defeasance.  See “Legal Defeasance and Covenant Defeasance” below.

5

Also, as noted above, unless otherwise indicated in a prospectus supplement, the indenture does not include a covenant which would afford holders of the debt securities protection in the event of a highly leveraged or other transaction that may adversely affect them.

Limitations on Liens

The indenture provides that, so long as there remain outstanding any debt securities of any series to which this limitation applies, and subject to termination as referred to above, we will not, and will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debt securities of that series will be equally and ratably secured. The indenture defines the term “subsidiary” to mean a corporation a majority of whose voting stock is owned by us or one of our subsidiaries. This restriction does not apply to or prevent the creation or existence of:

•	the existing mortgage that will secure any first mortgage bonds that we may issue in the future under the first mortgage bond indenture or any supplemental indenture subjecting any property to the lien of the mortgage or confirming the lien of the mortgage upon any property, whether owned before or acquired after the date of the indenture;

•	liens on property existing at the time of acquisition or construction of the property (or created within one year after completion of the acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of those liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or later made on the property subject to the lien;

•	any extensions, renewals or replacements, or successive extensions, renewals or replacements, in whole or in part, of liens permitted by either of the first two bullet points above;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by any of the first three bullet points above; or

•	permitted encumbrances. (Section 4.07)

“Permitted encumbrances” means liens of the types customarily permitted by indentures for utility debt securities, including, among other items:

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•	liens of

•	taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent,

•	liens for workers’ compensation awards and similar obligations not then delinquent,

•	mechanics’, laborers’, materialmen’s and similar liens not then delinquent, and

•	liens of these types, whether or not delinquent, whose validity is being contested in good faith by us or a subsidiary;

6

•	the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or other judgment liens not exceeding at any one time an aggregate of $1,000,000;

•	easements or reservations in respect of our property or property of a subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;

•	zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in our business or the business of our subsidiaries;

•	any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which we or a subsidiary has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our properties and those of our subsidiaries, taken as a whole;

•	rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	liens created or assumed by us or our subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, provided the liens are limited to the property financed and the related real estate;

•	liens against our property or property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or a subsidiary, provided that in the opinion of our board of directors or our management, as evidenced by a certified board resolution or an officers’ certificate delivered to the trustee, the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•	liens or encumbrances not otherwise permitted if, at the time of incurrence of and after giving effect to these liens or encumbrances, the aggregate of all of our and our subsidiaries’ obligations secured thereby does not exceed 10% of tangible net worth. For this purpose “tangible net worth” means common stockholders’ equity appearing on our most recent balance sheet, or consolidated balance sheet including our subsidiaries if we have one or more consolidated subsidiaries, prepared in accordance with generally accepted accounting principles less intangible assets, other than intangible assets recoverable through rates as prescribed by applicable regulatory authorities. (Section 4.06)

Further, this restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business. (Section 4.07)

Other Covenants

Any other restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

7

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

•	that company is organized under the laws of the United States or a state thereof;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Following substitution, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.  (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal or premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

8

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any bankruptcy law, we:

•	commence a voluntary case,

•	consent to the entry of an order for relief against us in an involuntary case,

•	consent to the appointment of a custodian for us or for all or substantially all of our property, or

•	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for 60 days and that:

•	is for relief against us in an involuntary case,

•	appoints a custodian for us or for all or substantially all of our property, or

•	orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “bankruptcy law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any bankruptcy law.  (Section 6.01)

A default under the indenture means any event which is, or after notice, passage of time, or both, would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing with respect to a series, the trustee by notice to us, or the holders of at least 25% in principal amount of that series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of that series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on that series, to enforce the performance of any provision applicable to that series or otherwise to protect the rights of the trustee and holders of that series. (Section 6.03)

9

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

As described below, the indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities, the indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) Except as described in the next paragraph, a default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04)

However, without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security;

•	change the fixed maturity of any debt security, subject to any right we may have retained in the securities resolution and described in the prospectus supplement;

•	reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on its acceleration;

•	change the currency in which the principal or interest on a debt security is payable;

•	waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

•	make any change in the sections of the indenture that require the consent of each debt security holder affected, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 9.02)
10

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring that assumption;

•	to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations, with limited exceptions, with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•	deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of that series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in those obligations. (Section 8.02)

11

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association (as successor to Firstar Trust Company) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee six months in advance and if no default occurs or is continuing during the six-month period. If the trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) The trustee is also trustee under the first mortgage bond indenture and provides services for us and some of our affiliates, including WEC Energy Group, as a depository of funds, registrar, member of bank groups providing back-up credit facilities to us and our affiliates, trustee under other indentures and similar services.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which those debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by us and described in the applicable prospectus supplement if any of those debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby.

Debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

12

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular debt securities are being sold to underwriters, we shall have sold to such underwriters all of those debt securities other than the debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of debt securities that may stabilize, maintain or otherwise affect the price of those debt securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Director – Legal Services – Corporate and Finance, will pass upon the validity of the debt securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock. Various legal matters in connection with the debt securities will be passed upon for us by counsel identified in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon for any underwriters by Hunton & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Wisconsin Electric Power Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants like us that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC (File No. 001-01245) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

13

•	Annual Report on Form 10-K for the year ended December 31, 2016.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

•	Current Reports on Form 8-K filed July 26, 2017 and September 12, 2017.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, upon written or oral request at the following address:

Wisconsin Electric Power Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: General Counsel and Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$124,500
Public Service Commission of Wisconsin fee (actual)	1,000
Trustee’s fees and expenses	15,000
Printing fees and expenses	80,000
Legal fees and expenses	575,000
Accountants’ fees and expenses	255,000
Rating agencies’ fees and expenses	1,600,000
Miscellaneous expenses	24,500
Total	$2,675,000	*

* Each prospectus supplement will reflect estimated expenses based upon the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wisconsin Electric Power Company (“Wisconsin Electric” or the “Company”) is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, Wisconsin Electric is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Electric. In all other cases, Wisconsin Electric is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Electric, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Electric and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Electric or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Electric’s Restated Articles of Incorporation or Bylaws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

II-1

Under Section 180.0833 of the WBCL, directors of Wisconsin Electric against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of Wisconsin Electric’s Bylaws provide that Wisconsin Electric will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Electric, or is or was serving at the request of Wisconsin Electric as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Electric’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Underwriting or purchase agreements entered into by Wisconsin Electric in connection with the securities being registered may provide for indemnification of directors, officers and controlling persons of Wisconsin Electric against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Officers and directors of Wisconsin Electric are covered by insurance policies purchased by Wisconsin Electric or its parent, WEC Energy Group, Inc., under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement for Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.1	Indenture for Debt Securities of the Company, dated December 1, 1995 (the “Indenture”) (Incorporated by reference to Exhibit (4)-1 to the Company’s Form 10-K for the year ended December 31, 1995) (File No. 001-01245).

4.2	Securities Resolution No. 1 of the Company under the Indenture, dated December 5, 1995 (Incorporated by reference to Exhibit (4)-2 to the Company’s Form 10-K for the year ended December 31, 1995) (File No. 001-01245).

4.3	Securities Resolution No. 3 of the Company under the Indenture, dated May 27, 1998 (Incorporated by reference to Exhibit (4)-1 to the Company’s Form 10-Q for the quarter ended June 30, 1998) (File No. 001-01245).

4.4	Securities Resolution No. 5 of the Company under the Indenture, dated as of May 1, 2003 (Incorporated by reference to Exhibit 4.47 filed with Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-101054), filed May 6, 2003).

4.5	Securities Resolution No. 7 of the Company under the Indenture, dated as of November 2, 2006 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated November 2, 2006) (File No. 001-01245).

4.6	Securities Resolution No. 10 of the Company under the Indenture, dated as of December 8, 2009 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated December 8, 2009) (File No. 001-01245).

4.7	Securities Resolution No. 11 of the Company under the Indenture, dated as of September 7, 2011 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated September 7, 2011) (File No. 001-01245).

II-2

4.8	Securities Resolution No. 12 of the Company under the Indenture, dated as of December 5, 2012 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated December 5, 2012) (File No. 001-01245).

4.9	Securities Resolution No. 13 of the Company under the Indenture, dated as of June 10, 2013 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated June 10, 2013) (File No. 001-01245).

4.10	Securities Resolution No. 14 of the Company under the Indenture, dated as of May 12, 2014 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated May 12, 2014) (File No. 001-01245).

4.11	Securities Resolution No. 15 of the Company under the Indenture, dated as of May 14, 2015 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated May 14, 2015) (File No. 001-01245).

4.12	Securities Resolution No. 16 of the Company under the Indenture, dated as of November 13, 2015 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated November 13, 2015) (File No. 001-01245).

4.13	Form of Securities Resolution for Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

5.1	Opinion of Joshua M. Erickson.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Joshua M. Erickson (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signatures page).

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

II-3

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-4

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 5th day of January, 2018.

Wisconsin Electric Power Company

By:	/s/ Gale E. Klappa
Gale E. Klappa
Chief Executive Officer and
Chairman of the Board of Directors

The persons whose signatures appear below hereby severally constitute and appoint Gale E. Klappa, Scott J. Lauber and James A. Schubilske, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments to the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 5th day of January, 2018:

Signature	Title

/s/ Gale E. Klappa	Chief Executive Officer and Chairman, and Director
Gale E. Klappa	(Principal Executive Officer)

/s/ Scott J. Lauber	Executive Vice President, Chief Financial Officer and Director
Scott J. Lauber	(Principal Financial Officer)

/s/ William J. Guc	Vice President and Controller
William J. Guc	(Principal Accounting Officer)

/s/ J. Kevin Fletcher	Director
J. Kevin Fletcher

/s/ Margaret C. Kelsey	Director
Margaret C. Kelsey

Director
Allen L. Leverett